Exhibit 99.1

TPG Mortgage Investment Trust, Inc. Reports Full Year and Fourth Quarter 2025 Results

NEW YORK, NY, February 17, 2026 / Business Wire - TPG Mortgage Investment Trust, Inc. ("MITT," "we," the "Company," or "our") (NYSE: MITT) today reported financial results for the full year and quarter ended December 31, 2025.

MANAGEMENT REMARKS

“We delivered strong performance throughout 2025, proving the success of our disciplined, programmatic securitization approach,” said T.J. Durkin, Chief Executive Officer and President. “We executed 10 securitizations in 2025, increased our dividend throughout the course of the year by 21% from the fourth quarter 2024, and produced a total return in excess of 42% for our shareholders when considering dividends and stock price appreciation. As we look ahead to 2026, we remain focused on resolving the legacy WMC commercial loans and driving further earnings power through our call strategy and Arc Home to create even greater value for our shareholders.”

FULL YEAR AND FOURTH QUARTER 2025 FINANCIAL HIGHLIGHTS

Full Year 2025:
•$10.48 Book Value per share as of December 31, 2025(1)
◦Annual economic return on equity of 6.5%(2)
•$0.90 of Net Income/(Loss) Available to Common Stockholders per diluted common share(3)
•$0.86 of Earnings Available for Distribution ("EAD") per diluted common share(3),(4)
•$0.85 dividends per common share declared in 2025, representing a 13.3% increase over the 2024 declared dividends of $0.75 per common share

Fourth Quarter 2025:
•Quarterly economic return on equity of 2.4%(2)
•$0.25 of Net Income/(Loss) Available to Common Stockholders per diluted common share(3)
•$0.25 of EAD per diluted common share(3),(4)
•$0.23 dividend per common share declared in the fourth quarter 2025, representing a 9.5% increase over the third quarter 2025 dividend of $0.21 per common share

INVESTING AND FINANCING HIGHLIGHTS

•$8.5 billion Investment Portfolio as of December 31, 2025(5)
◦0.7% Net Interest Margin, which includes a 0.03% benefit from the net interest component of our interest rate swaps(6)
•$50.0 million investment in Arc Home as of December 31, 2025 determined using a valuation multiple of 1.025x book value(7)
◦On August 1, 2025, issued 2,027,676 restricted shares of common stock as consideration to acquire additional 21.4% interest in Arc Home, a residential mortgage originator, from certain private funds managed by TPG
◦Increased ownership to 66.0% from 44.6%
◦Record Non-Agency origination volumes at Arc Home with 79% year-over-year growth and improved gain on sale margins contributing $0.06 of EAD per share to MITT during 2025
•$8.1 billion of financing as of December 31, 2025(5)
◦$7.2 billion of non-recourse and $0.9 billion of recourse financing
◦14.4x GAAP Leverage Ratio and 1.6x Economic Leverage Ratio(8)
•$108.7 million of total liquidity as of December 31, 2025(9)

DIVIDENDS

•On December 15, 2025, declared a fourth quarter dividend of $0.23 per common share
•On February 13, 2026, declared quarterly cash dividends of $0.51563, $0.50, and $0.652391 per share on our Series A, Series B, and Series C Preferred Stock, respectively, payable on March 17, 2026 to preferred shareholders of record on February 27, 2026

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders, and analysts to participate in MITT’s fourth quarter earnings conference call on Tuesday, February 17, 2026 at 8:30 a.m. Eastern Time.

To participate in the call by telephone, please dial (800) 343-4849 at least five minutes prior to the start time. International callers should dial (203) 518-9848. The Conference ID is MITTQ425. To listen to the live webcast of the conference call, please go to https://event.on24.com/wcc/r/5221421/0FA0B49A3C9692D8C21BCF3FDF7797E3 and register using the same Conference ID.

The Company issued an earnings presentation detailing its fourth quarter 2025 financial results, which is available on the Company’s website, www.mitt.tpg.com, under "Presentations" in the "News & Presentations" section.

For those unable to listen to the live call, an audio replay will be available on February 17, 2026 through 9:00 a.m. Eastern Time on March 17, 2026. To access the replay, please go to the Company’s website at www.mitt.tpg.com.

ABOUT TPG MORTGAGE INVESTMENT TRUST, INC.

TPG Mortgage Investment Trust, Inc. is a residential mortgage REIT with a focus on investing in a diversified risk-adjusted portfolio of residential mortgage-related assets in the U.S. mortgage market. The Company is externally managed and advised by AG REIT Management, LLC, an affiliate of TPG Inc. (NASDAQ: TPG).

Additional information can be found on the Company’s website at www.mitt.tpg.com.

FORWARD LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Words such as "expects," "endeavor," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will," "should," "may," "projects," "could," "estimates," "continue" or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us, and are not guarantees of future performance. Forward-looking statements regarding the Company include, but are not limited to, our levels of liquidity, the success of the Company's disciplined, programmatic securitization strategy, the Company’s ability to continue producing total return and greater value for stockholders, whether the Company’s earnings will continue to support its dividend, including its ability to further increase its dividend, levels of securitization activity, the Company’s ability to resolve its legacy WMC commercial loans within the time and manner anticipated, whether the Company’s call strategy will drive earnings power, and Arc Home’s performance, its origination volumes and its ability to continue to contribute meaningfully to the Company’s EAD. These forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, without limitation, changes in general economic or market conditions, including changes in inflation, tariffs, interest rates and the fair value of our assets; changes in government regulations affecting our business; the Company’s ability to grow its residential loan portfolio; changes in prepayment rates and mortgage default rates on the Company’s assets; financing needs and arrangements; and the risk factors contained in the Company’s filings with the Securities and Exchange Commission ("SEC"), including those described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in other reports and documents filed by the Company with the SEC from time to time, which are accessible on the SEC's website, http://www.sec.gov/. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this press release are made only as of the date of this press release or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. All financial information in this press release is as of December 31, 2025, unless otherwise indicated.

NON-GAAP FINANCIAL MEASURES

This press release contains EAD and Economic Leverage Ratio, non-GAAP financial measures. Our presentation of these measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. These non-GAAP measures should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

NON-GAAP FINANCIAL MEASURES

Earnings Available for Distribution(3),(4)

A reconciliation of GAAP Net Income/(loss) available to common stockholders to EAD for the three months ended December 31, 2025, the three months ended December 31, 2024, and the year ended December 31, 2025 is set forth below (in thousands, except per share data):

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025
Net Income/(loss) available to common stockholders	$8,012	$8,817	$27,426
Add (Deduct):
Net realized (gain)/loss	4,021	(7,010)	11,083
Net unrealized (gain)/loss	(6,892)	3,532	(20,853)
Transaction related expenses(a)	1,420	1,075	8,147
Equity in (earnings)/loss from affiliates	240	(1,042)	(2,821)
EAD from equity method investments(b),(c),(d)	1,221	(72)	4,007
Dollar roll income/(loss)(e)	(134)	—	(677)
Earnings available for distribution	$7,888	$5,300	$26,312

Earnings available for distribution, per diluted share	$0.25	$0.18	$0.86
(a) The following table presents additional detail related to transaction related expenses excluded from EAD (in thousands). The interest expense line item relates to the amortization of deferred financing costs and the income tax expense line item relates to taxes incurred on items excluded from EAD.

	Three Months Ended	Three Months Ended	Year Ended
Consolidated statements of operations line item:	December 31, 2025	December 31, 2024	December 31, 2025
Transaction related expenses	$1,264	$1,000	$7,305
Interest expense	115	75	358
Income tax expense	41	—	484
Transaction related expenses	$1,420	$1,075	$8,147

(b) For the three months ended December 31, 2025, the three months ended December 31, 2024, and the year ended December 31, 2025, $(0.3) million, $0.3 million, and $(0.4) million, respectively, of realized and unrealized changes in the fair value of Arc Home's mortgage servicing rights, transaction related expenses, and other asset impairments, net of related tax expense or benefit, were excluded from EAD.
(c) For the three months ended December 31, 2025, the three months ended December 31, 2024, and the year ended December 31, 2025, $20 thousand, $0.1 million, and $2.7 million, respectively, of unrealized changes in the fair value of our investment in Arc Home were excluded from EAD.
(d) EAD recognized by AG Arc does not include our portion of gains recorded by Arc Home in connection with the sale of residential mortgage loans to us. For the three months ended December 31, 2025, the three months ended December 31, 2024, and the year ended December 31, 2025, we eliminated $0.2 million, $0.1 million, and $0.4 million, respectively, of intra-entity profits recognized by Arc Home, respectively, and also decreased the cost basis of the underlying loans we purchased by the same amount.
(e) TBA dollar roll income/(loss) is the economic equivalent of net interest carry income or loss on the underlying Agency RMBS TBAs over the roll period (interest income less implied financing cost).

Economic Leverage Ratio(8)

The calculation in the table below divides GAAP Leverage and Economic Leverage by our GAAP stockholders’ equity to derive our leverage ratios. The following table presents a reconciliation of our Economic Leverage ratio to GAAP Leverage ($ in thousands).

December 31, 2025	Leverage	Stockholders' Equity	Leverage Ratio
Securitized debt, at fair value(a)	$7,177,923
Financing arrangements(b)	826,394
Senior unsecured notes(b)	96,458
Restricted cash posted on Financing arrangements	(7,838)
GAAP Leverage	$8,092,937	$560,734	14.4x
Non-recourse financing arrangements(a)	(7,177,923)
Economic Leverage	$915,014	$560,734	1.6x
(a) Securitized debt, at fair value is non-recourse to the Company.
(b) Financing arrangements and senior unsecured notes are recourse to the Company.

Footnotes

(1)    Book value is calculated using stockholders’ equity less the liquidation preference of our cumulative redeemable preferred stock of $228.0 million.
(2)    The economic return on equity represents the change in book value per share during the period, plus the common dividends per share declared over the period, divided by book value per share from the prior period.
(3)    Diluted per share figures are calculated using diluted weighted average outstanding shares in accordance with GAAP.
(4)    We define EAD, a non-GAAP financial measure, as Net Income/(loss) available to common stockholders excluding (i) (a) unrealized gains/(losses) on loans, real estate securities, derivatives and other investments, inclusive of our investment in AG Arc and Arc Home's net mortgage servicing rights, and (b) net realized gains/(losses) on the sale or termination of such instruments, (ii) any transaction related expenses incurred in connection with the acquisition, disposition, or securitization of our investments, (iii) the income tax effect on non-EAD income/(loss) items, and (iv) certain other nonrecurring gains or losses. Items (i) through (iv) above include any amount related to those items held in affiliated entities. EAD includes the net interest income and other income earned on our investments on a yield adjusted basis, including the net interest component of interest rate swaps, TBA dollar roll income/(loss), or any other investment activity that may earn or pay net interest or its economic equivalent. Additionally, EAD includes the net operating income/(loss) from Arc Home. Transaction related expenses are primarily comprised of costs incurred prior to or at the time of executing our securitizations and acquiring or disposing of residential mortgage loans. These costs are nonrecurring and may include underwriting fees, legal fees, diligence fees, and other similar transaction related expenses. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. Management considers the transaction related expenses and income taxes related to non-EAD income/(loss) items to be similar to realized losses incurred at the acquisition, disposition, or securitization of an asset and does not view them as being part of its core operations.
(5)     Our Investment Portfolio consists of Residential Investments, Agency RMBS, and Legacy WMC Commercial Investments, all of which are held at fair value. Our financing is inclusive of Securitized Debt, which is held at fair value, Financing Arrangements, and Senior Unsecured Notes. Throughout this press release where we disclose our Investment Portfolio and the related financing, we have presented this information inclusive of (i) securities owned through investments in affiliates that are accounted for under GAAP using the equity method and, where applicable, (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments held through AG Arc LLC unless otherwise noted.
(6)    Net interest margin is calculated by subtracting the weighted average cost of funds on our financing from the weighted average yield for our Investment Portfolio, which excludes cash held.
(7)     We invest in Arc Home LLC, a licensed mortgage originator, through AG Arc LLC, one of our equity method investees. Our investment in AG Arc LLC represents a 66.0% ownership interest as of December 31, 2025.
(8)    We define GAAP Leverage as the sum of (1) Securitized debt, at fair value, (2) Financing arrangements, net of any restricted cash posted on such financing arrangements, (3) Senior Unsecured Notes, and (4) the amount payable on purchases that have not yet settled less the financing remaining on sales that have not yet settled. We define Economic Leverage, a non-GAAP financial measure, as the sum of our GAAP Leverage, exclusive of any fully non-recourse financing arrangements, and our net TBA position (at cost), if any. Our leverage does not include any financing utilized through AG Arc.
(9)     Total liquidity includes $57.8 million of cash and cash equivalents, $50.0 million of available committed financing on certain Home Equity Loans, and $0.9 million of unencumbered Agency RMBS. As of December 31, 2025, we pledged Home Equity Loans with a fair value of $69.7 million and an unpaid principal balance of $66.8 million, in which we have no outstanding financing but have the ability to borrow at an advance rate of 87.5% of unpaid principal balance pledged as collateral. Of this available financing, $50 million is contractually committed.